EXHIBIT 15
June 11, 2007
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We are aware that our report dated June 10, 2008 on our review of interim financial information of Abercrombie & Fitch Co. for the thirteen week periods ended May 3, 2008 and May 5, 2007 and included in the Company’s quarterly report on Form 10-Q for the quarter ended May 3, 2008 is incorporated by reference in its Registration Statement on Form S-8 (Registration Nos. 333-15941, 333-15945, 333-60189, 333-81373, 333-60203, 333-100079, 333-107646, 333-107648, 333-128000 and 333-145166).
Very truly yours,
PricewaterhouseCoopers LLP
Columbus, Ohio